UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2019

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

Iowa	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (515) 284-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 (e)	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 19, 2019, Meredith Corporation amended its employment agreement with Jonathan B. Werther, President – National Media Group (the Amendment). The Amendment establishes that, in the event Mr. Werther is terminated without cause, (1) the period for which Mr. Werther will receive severance shall be increased from twelve (12) months to eighteen (18) months, (2) Mr. Werther shall be deemed to have met the age and service requirements for vesting in the Meredith Replacement Benefit Plan and the Meredith Supplemental Benefit Plan, and (3) all awards of restricted stock units and stock options shall automatically vest, and stock options shall be exercisable for the full unexpired term of the option. In addition, the post-termination non-solicitation period was increased from twelve (12) months to eighteen (18) months and the scope of the non-solicitation covenant was expanded to cover clients of Meredith. The Amendment is attached as an exhibit to this Current report on Form 8-K and this disclosure is qualified in its entirety by reference to the Amendment.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

	10	Amendment to Employment Agreement dated March 19, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION
Registrant

/s/ John S. Zieser
John S. Zieser
Chief Development Officer and General Counsel

Date: March 21, 2019